 Exhibit 99.1

 Sign and provide your tax ID number on the IRS Form W-9 provided herein (or the appropriate IRS Form W-8 if you are a non-U.S. shareholder, a copy of which can be obtained at www.irs.gov).Signature of owner Signature of co-owner, if anyArea Code/Phone Number¬¬¬__________________________SIGNATURE(S) GUARANTEED (IF REQUIRED). See Instruction 2.Unless the shares were tendered by the registered holder(s) of the common shares, or for the account of a member of a Eligible Institution, your signature(s) must be guaranteed by an Eligible Institution.Authorized Signature Name of Firm¬¬ _____________________________________________________Address of Firm – Please Print